Exhibit 10.2

AMENDMENT NO. 2 TO THE CUSTODY AGREEMENT

This Amendment No. 2 (this “Amendment”) to the Custody Agreement, dated as of August 13, 2012, is made and entered into as of July 24, 2015 by and among Business Development Corporation of America, a Maryland corporation (the “Company”) and U.S. Bank National Association, as custodian, a national banking association organized and existing under the laws of the United States of America (the “Custodian”).

RECITALS

WHEREAS, the Company and the Custodian are parties to the Custody Agreement, dated as of August 13, 2012 (the “Original Agreement”), as amended by the Amendment No. 1 to the Custody Agreement dated as of July __, 2015 (the “Amendment No. 1” and together with the Original Agreement, the “Agreement”); and

WHEREAS, the Company desires that the Custodian hold certain foreign assets and has requested that the Custodian agree to amend the Agreement as set forth in greater detail below.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the Company and the Custodian for themselves and their respective successors and permitted assigns, hereby agree as follows:

1. Amended Definitions. The following definitions in Section 1 are hereby amended and replaced in their entirety with the following:

(i)	““Business Day” means a day on which the Custodian or the relevant sub-custodian, including a Foreign Sub-custodian, is open for business in the market or country in which a transaction is to take place.”

(ii)	““Loan” means any commercial loan, or participation therein, made by a bank or other financial institution that by its terms provides for payments of principal and/or interest, including discount obligations and payment- in-kind obligations, acquired by the Company from time to time.”

2. New Definitions. The following definitions are hereby added to the Agreement in its respective alphabetical order:

(i)	““Foreign Intermediary” means a Foreign Sub-custodian and Eligible Securities Depository.”

(ii)	““Foreign Sub-custodian” means and includes (i) any branch of a “U.S. Bank,” as that term is defined in Rule 17f-5 under the 1940 Act, (ii) any “Eligible Foreign Custodian,” as that term is defined in Rule 17f-5 under the 1940 Act, having a contract with the Custodian in accordance with Section 6.6, which the Custodian has determined will provide reasonable care of assets of the Company based on the standards specified in Section 6.7 below.”

(iii)	““Foreign Securities” means Securities for which the primary market is outside the United States.”

3.	Section 3.5. Section 3.5 of the Agreement is hereby amended by deleting the provision in its entirety and replacing it with the following:

“3.5 Registration of Securities. Securities held by the Custodian, its agents or its sub-custodian (other than bearer securities, securities held in a Securities System or Securities that are Noteless Loans or Participations) shall be registered in the name of the Company or its nominee; or, at the option of the Custodian, in the name of the Custodian or in the name of any nominee of the Custodian, or in the name of its agents or its sub-custodian or their nominees; or if directed by the Company by Proper Instruction, may be maintained in Street Name. The Custodian, its agents and its sub-custodian shall not be obligated to accept Securities on behalf of the Company under the terms of this Agreement unless such Securities are in Street Name or other good deliverable form and in U.S. denomination. For avoidance of doubt, the Custodian shall not be obligated to hold any Securities delivered to it that the Custodian deems (in its sole discretion) is required to be held by a Foreign Subcustodian or Foreign Intermediary.”

4.	Section 3.7. Section 3.7 of the Agreement is hereby amended by deleting the provision in its entirety and replacing it with the following:

“3.7 Foreign Exchange

(a)	Upon the receipt of Proper Instructions, the Custodian, its agents or its sub-custodian may (but shall not be obligated to) enter into all types of contracts for foreign exchange on behalf of the Company, upon terms acceptable to the Custodian and the Company (in each case at the Company’s expense), including transactions entered into with the Custodian, its sub-custodian or any affiliates of the Custodian or the sub-custodian. The Custodian shall have no liability for any losses incurred in or resulting from the rates obtained in such foreign exchange transactions; and absent specific Proper Instructions, the Custodian shall not be deemed to have any duty to carry out any foreign exchange on behalf of the Company. The Custodian shall be entitled at all times to comply with any legal or regulatory requirements applicable to currency or foreign exchange transactions.

(b)	The Company acknowledges that the Custodian, any sub-custodian or any affiliates of the Custodian or any sub-custodian, involved in any such foreign exchange transactions may make a margin or generate banking income from foreign exchange transactions entered into pursuant to this Section for which they shall not be required to account to the Company.”

5.	Section 3.10. Section 3.10 of the Agreement is hereby amended by deleting the provision in its entirety and replacing it with the following:

“3.10 Proxies. The Custodian will, with respect to the Securities or Foreign Securities held hereunder, use reasonable efforts to cause to be promptly executed by the registered holder of such Securities proxies received by the Custodian from its agents or its sub-custodian or from issuers of the Securities or Foreign Securities being held for the Company, without indication of the manner in which such proxies are to be voted, and upon receipt of Proper Instructions shall promptly deliver such proxies, proxy soliciting materials and notices relating to such Securities or Foreign Securities. In the absence of such Proper Instructions, or in the event that such Proper Instructions are not received in a timely fashion, the Custodian shall be under no duty to act with regard to such proxies.”

6.	Section 3.11. Section 3.11 of the Agreement is hereby amended by deleting the provision in its entirety and replacing it with following:

“3.11 Communications Relating to Securities and Foreign Securities. The Custodian shall transmit promptly to the Company all written information (including pendency of calls and maturities of Securities and expirations of rights in connection therewith) received by the Custodian, from its agents or its sub-custodian or from issuers of the Securities or Foreign Securities being held for the Company. The Custodian shall have no obligation or duty to exercise any right or power, or otherwise to preserve rights, in or under any Securities or Foreign Securities unless and except to the extent it has received a timely Proper Instruction from the Company in accordance with the next sentence. The Custodian will not be liable for any untimely exercise of any right or power in connection with Securities or Foreign Securities at any time held by the Custodian, its agents or sub-custodian unless:

(i) the Custodian has received Proper Instructions with regard to the exercise of any such right or power; and

(ii) the Custodian, or its agents or sub-custodian are in actual possession of such Securities or Foreign Securities,

in each case, at least three (3) Business Days prior to the date on which such right or power is to be exercised. It will be the responsibility of the Company to notify the Custodian of the Person to whom such communications must be forwarded under this Section.”

7.	Section 6. Section 6 of the Agreement is hereby amended by deleting the section in its entirety and replacing it with the following:

“6. SECURITIES HELD OUTSIDE OF THE UNITED STATES

6.1 Appointment of Foreign Sub-custodian. The Company hereby authorizes and instructs the Custodian in its sole discretion to employ one or more Foreign Sub-custodians to act as Eligible Securities Depositories or as sub-custodian to hold the Securities and other assets of the Company maintained outside the United States, subject to the Company’s approval in accordance with this Section. If the Custodian wishes to appoint a Foreign Sub-custodian to hold property of the Company subject to this Agreement, it will so notify the Company and provide it with information reasonably necessary to determine any such new Foreign Sub-custodian’s eligibility under Rule 17f-5 under the 1940 Act, including a copy of the proposed agreement with such Foreign Sub-custodian. The Company shall at the meeting of its board of directors next following receipt of such notice and information give a written approval or disapproval of the proposed action.

6.2 Assets to be Held. The Custodian shall limit the Securities and other assets maintained in the custody of the Foreign Sub-custodian to: (a) Foreign Securities and (b) cash and cash equivalents in such amounts as the Company (through Proper Instructions) may determine to be reasonably necessary to effect the Company’s transactions in such investments.

6.3 Omnibus Accounts. The Custodian may hold Foreign Securities and related Proceeds with one or more Foreign Sub-custodians or Eligible Securities Depositories in each case in a single account with such Sub-custodian or Securities Depository that is identified as belonging to the Custodian for the benefit of its customers; provided however, that the records of the Custodian with respect to Securities and related Proceeds which are property of the Company maintained in such account(s) shall identify by book-entry those Securities and other property as belonging to the Company

6.4 Reports Concerning Foreign Sub-custodian. The Custodian will supply to the Company, upon request from time to time, statements in respect of the Securities held by Foreign Sub-custodians or Eligible Securities Depositories, including an identification of the Foreign Sub-custodians and Eligible Securities Depositories having physical possession of the Foreign Securities.

6.5 Transactions in Foreign Custody Account. Notwithstanding any provision of this Agreement to the contrary, settlement and payment for Securities received by a Foreign Intermediary for the account of the Company may be effected in accordance with the customary established securities trading or securities processing practices and procedures in the jurisdiction or market in which the transaction occurs, including delivering securities to the purchaser thereof or to a dealer therefor (or an agent for such purchaser or dealer) against a receipt with the expectation of receiving later payment for such securities from such purchaser or dealer.

6.6 Foreign Sub-custodian. Each contract or agreement pursuant to which the Custodian employs a Foreign Sub-custodian shall include provisions that provide: (i) for indemnification or insurance arrangements (or any combination of the foregoing) such that the Company will be adequately protected against the risk of loss of assets held in accordance with such contract; (ii) that the Company’s assets will not be subject to any right, charge, security interest, lien or claim of any kind in favor of the Sub-custodian or its creditors (except a claim of payment for their safe custody or administration) or, in the case of cash deposits, liens or rights in favor of creditors of the Sub-custodian arising under bankruptcy, insolvency, or similar laws; (iii) that beneficial ownership for the Company’s assets will be freely transferable without the payment of money or value other than for safe custody or administration; (iv) that adequate records will be maintained identifying the assets as belonging to the Company or as being held by a third party for the benefit of the Company; (v) that the Company’s independent public accountants will be given access to those records or confirmation of the contents of those records; and (vi) that the Company will receive periodic reports with respect to the safekeeping of the Company’s assets, including notification of any transfer to or from a Company’s account or a third party account containing assets held for the benefit of the Company. Such contract may contain, in lieu of any or all of the provisions specified above, such other provisions that the Custodian determines will provide, in their entirety, the same or a greater level of care and protection for Company assets as the specified provisions, in their entirety.

6.7 Custodian’s Responsibility for Foreign Sub-custodian.

(a) With respect to its responsibilities under this Section 6, the Custodian agrees to exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of property of the Company would exercise. The Custodian further agrees that the Foreign Securities will be subject to reasonable care, based on the standards applicable to Custodian in the relevant market, if maintained with each Foreign Sub-custodian, after considering all factors relevant to the safekeeping of such assets, including: (i) the Foreign Sub-custodian’s practices, procedures, and internal controls, including the physical protections available for certificated securities (if applicable), the method of keeping custodial records, and the security and data protection practices; (ii) whether the Foreign Sub-custodian has the requisite financial strength to provide reasonable care for Company assets; (iii) the Foreign Sub-custodian’s general reputation and standing and, in the case of Eligible Securities Depository, the Eligible Securities Depository’s operating history and number of participants; and (iv) whether the Company will have jurisdiction over and be able to enforce judgments against the Foreign Sub-custodian, such as by virtue of the existence of any offices of the Foreign Sub-custodian in the United States or the Sub-custodian’s consent to service of process in the United States.

(b) At the end of each calendar quarter or at such other times as the Company’s board of directors deems reasonable and appropriate based on the circumstances of the Company’s foreign custody arrangements, the Custodian shall provide written reports notifying the board of directors of the Company as to of the placement of the Foreign Securities and cash of the Company with a particular Foreign Sub-custodian and of any material changes in the Company’s foreign custody arrangements. The Custodian shall promptly take such steps as may be required to withdraw assets of the Company from any Foreign Sub-custodian that has ceased to meet the requirements of Rule 17f-5 under the 1940 Act.

(c) The Custodian has established a system to monitor the appropriateness of maintaining the Company’s assets with a particular Foreign Sub-custodian and the performance of the contract governing the Company’s arrangements with such Foreign Sub-custodian. To the extent the Custodian holds Foreign Securities and related Proceeds with one or more Eligible Securities Depositories, the Custodian shall provide the Company with an analysis of the custody risks associated with maintaining assets with such Eligible Securities Depository and shall monitor such custody risks on a continuing basis and promptly notify the Company of any material change in these risks. The Custodian agrees to exercise reasonable care, prudence and diligence in performing its obligations under this clause (c).

(d) The Custodian’s responsibility with respect to the selection or appointment of a Foreign Sub-custodian shall be limited to a duty to exercise reasonable care in the selection or retention of such Foreign Intermediaries in light of prevailing settlement and securities handling practices, procedures and controls in the relevant market. With respect to any costs, expenses, damages, liabilities, or claims (including attorneys’ and accountants’ fees) incurred as a result of the acts or the failure to act by any Foreign Sub-custodian, the Custodian shall take reasonable action to recover such costs, expenses, damages, liabilities, or claims from such Foreign Sub-custodian; provided that the Custodian’s sole liability in that regard shall be limited to amounts actually received by it from such Foreign Intermediaries (exclusive of related costs and expenses incurred by the Custodian). The Custodian shall have no responsibility for any act or omission (or the insolvency of) any Securities System (including an Eligible Securities Depository). In the event the Company incurs a loss due to the negligence, willful misconduct, or insolvency of a Securities System (including an Eligible Securities Depository), the Custodian shall make reasonable endeavors, in its discretion, to seek recovery from the Eligible Securities Depository.”

8.	Section 9.4(a). Section 9.4(a) of the Agreement is hereby amended by deleting the provision in its entirety and replacing it with the following:

“(a) The Company shall and does hereby indemnify and hold harmless each of the Custodian, and any Foreign Sub-custodian appointed pursuant to Section 6.1 above, for and from any and all costs and expenses (including reasonable and documented out-of-pocket attorney’s fees and expenses), and any and all losses, damages, claims and liabilities, that may arise, be brought against or incurred by the Custodian, and any advances or disbursements made by the Custodian (including in respect of any Account overdraft, returned deposit item, chargeback, provisional credit, settlement or assumed settlement, reclaimed payment, claw-back or the like), as a result of, relating to, or arising out of this Agreement, or the administration or performance of the Custodian’s duties hereunder, or the relationship between the Company and the Custodian created hereby, other than such liabilities, losses, damages, claims, costs and expenses as are directly caused by the Custodian’s own actions constituting gross negligence or willful misconduct.”

9.	Governing Law. This Amendment shall be construed, and the provisions thereof interpreted under and in accordance with and governed by the laws of The Commonwealth of Massachusetts for all purposes (without regard to its choice of law provisions); except to the extent such laws are inconsistent with federal securities laws, including the 1940 Act, in which case such federal securities laws shall govern.

10.	Counterparts. This Amendment may be executed (including by facsimile transmission with counterpart pages) in one or more counterparts, each of which shall be deemed an original and all of which shall, taken together, be considered one and the same agreement, it being understood that both Parties need not sign the same counterpart.

[Signature page follows]

IN WITNESS WHEREOF, this Amendment has been duly executed by the parties hereto as of the date first above written.

COMPANY:

Business Development Corporation of America

By:	/s/ Peter M. Budko
Name:	Peter M. Budko
Title:	Chairman and Chief Executive Officer

CUSTODIAN:

U.S. Bank National Association

By:	/s/ Jeffrey B. Stone
Name:	Jeffrey B. Stone
Title:	Vice President